As filed with the Securities and Exchange Commission on April 1, 2016

Registration No. 333-210472

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ViewRay, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	3845	42-1777485
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

	2 Thermo Fisher Way Oakwood Village, OH 44146 (440) 703-3210

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

ViewRay Incorporated 2008 Stock Option and Incentive Plan

ViewRay, Inc. 2015 Equity Incentive Award Plan

ViewRay, Inc. 2015 Employee Stock Purchase Plan

Chris A. Raanes

President & Chief Executive Officer

ViewRay, Inc.

2 Thermo Fisher Way

Oakwood Village, OH 44146

(440) 703-3210

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark V. Roeder, Esq. Brian D. Paulson, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, CA 94025 Telephone: (650) 328-4600 Facsimile: (650) 463-2600	D. David Chandler Chief Financial Officer ViewRay, Inc. 2 Thermo Fisher Way Oakwood Village, OH 44146 Telephone: (440) 703-3210 Facsimile: (800) 417-3459

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

EXPLANATORY NOTE

On March 30, 2016, ViewRay, Inc., a Delaware Corporation (the “Company” or the “Registrant”) filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration Statement No. 333-210472) (the “Form S-8”) registering 9,876,747 shares of the Registrant’s common stock, par value $0.01 per share, to be issued pursuant to the ViewRay Incorporated 2008 Stock Option and Incentive Plan, the ViewRay, Inc. 2015 Equity Incentive Plan and the ViewRay, Inc. 2015 Employee Stock Purchase Plan.

The Registrant is amending the Form S-8 solely to correct a clerical error in the consent of Deloitte & Touche LLP, the Registrant’s independent registered public accounting firm, that was filed as Exhibit 23.2 to the Form S-8. We have included as Exhibit 23.2 to this Post-Effective Amendment No. 1 to the Form S-8 the corrected version of the consent of Deloitte & Touche LLP, executed on March 30, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oakwood Village, Ohio, on April 1, 2016.

VIEWRAY, INC.

By:	/s/ D. David Chandler
D. David Chandler Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Chris A. Raanes	Director, President and Chief Executive Officer (Principal Executive Officer)	April 1, 2016

/s/ D. David Chandler D. David Chandler	Chief Financial Officer (Principal Financial and Accounting Officer)	April 1, 2016

* Joshua Bilenker, M.D.	Director	April 1, 2016

* David Bonita, M.D.	Director	April 1, 2016

* Caley Castelein, M.D.	Director	April 1, 2016

* James F. Dempsey, Ph.D.	Director and Chief Scientific Officer	April 1, 2016

* Mark S. Gold, M.D.	Director	April 1, 2016

* Aditya Puri	Director	April 1, 2016

* Brian K. Roberts	Director	April 1, 2016

*By:	/s/ D. David Chandler
D. David Chandler
Attorney-in-Fact

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Exhibit No.	Description of Exhibits

4.1	Amended and Restated Certificate of Incorporation of ViewRay, Inc., filed July 23, 2015 (incorporated by reference to the Registrant’s Registration Statement on Form S-1 originally filed on October 9, 2015, as amended (Registration No. 333-207347), Exhibit 3.1).

4.2	Bylaws of ViewRay, Inc., effective as of July 23, 2015 (incorporated by reference to the Registrant’s Registration Statement on Form S-1 originally filed on October 9, 2015, as amended (Registration No. 333-207347), Exhibit 3.2).

4.3	Specimen Common Stock Certificate (incorporated by reference to the Registrant’s Registration Statement on Form S-1 originally filed on October 9, 2015, as amended (Registration No. 333-207347), Exhibit 4.1).

4.4	Form of Registration Rights Agreement, by and among ViewRay, Inc. and certain investors named therein (incorporated by reference to the Registrant’s Registration Statement on Form S-1 originally filed on October 9, 2015, as amended (Registration No. 333-207347), Exhibit 4.2).

5.1*	Opinion of Latham & Watkins LLP.

23.1*	Consent of Latham & Watkins LLP (previously included as Exhibit 5.1 to the Registration Statement on Form S-8 (Registration No. 333-210472) filed on March 30, 2016).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (previously included on the signature page to the Registration Statement on Form S-8 (Registration No. 333-210472) filed on March 30, 2016).

99.1	ViewRay Incorporated 2008 Stock Incentive Plan (incorporated by reference to the Registrant’s Registration Statement on Form S-1 originally filed on October 9, 2015, as amended (Registration No. 333-207347), Exhibit 10.24(a)).

99.2	Form of Incentive Stock Option and Reverse Vesting Agreement (Change of Control) under the 2008 Plan (incorporated by reference to the Registrant’s Registration Statement on Form S-1 originally filed on October 9, 2015, as amended (Registration No. 333-207347), Exhibit 10.24(b)).

99.3	Form of Incentive Stock Option and Reverse Vesting Agreement under the 2008 Plan (incorporated by reference to the Registrant’s Registration Statement on Form S-1 originally filed on October 9, 2015, as amended (Registration No. 333-207347), Exhibit 10.24(c)).

99.4	Form of Nonstatutory Stock Option and Reverse Vesting Agreement under the 2008 Plan (incorporated by reference to the Registrant’s Registration Statement on Form S-1 originally filed on October 9, 2015, as amended (Registration No. 333-207347), Exhibit 10.24(d)).

99.5	ViewRay, Inc. 2015 Equity Incentive Award Plan (incorporated by reference to the Registrant’s Registration Statement on Form S-1 originally filed on October 9, 2015, as amended (Registration No. 333-207347), Exhibit 10.26(a)).

99.6	Form of Option Agreement under the 2015 Plan (incorporated by reference to the Registrant’s Registration Statement on Form S-1 originally filed on October 9, 2015, as amended (Registration No. 333-207347), Exhibit 10.26(b)).

99.7	Form of Restricted Stock Agreement under the 2015 Plan (incorporated by reference to the Registrant’s Registration Statement on Form S-1 originally filed on October 9, 2015, as amended (Registration No. 333-207347), Exhibit 10.26(c)).

99.8	Form of Restricted Stock Unit Agreement under the 2015 Plan (incorporated by reference to the Registrant’s Registration Statement on Form S-1 originally filed on October 9, 2015, as amended (Registration No. 333-207347), Exhibit 10.26(d)).

99.9	ViewRay, Inc. 2015 Employee Stock Purchase Plan (incorporated by reference to the Registrant’s Registration Statement on Form S-1 originally filed on October 9, 2015, as amended (Registration No. 333-207347), Exhibit 10.29).

*	Previously filed.

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